                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

       This Agreement and Plan of Merger (this "Agreement") dated as of January 1, 1998, by and among AeroCentury Corp., a Delaware corporation (the "Company"), JetFleet Aircraft, L.P. ("JetFleet I"), a California limited partnership, and JetFleet Aircraft II, L.P. ("JetFleet II"), a California limited partnership, collectively, the "Partnerships" and individually, a "Partnership").

                                  WITNESSETH:

       WHEREAS, the Company and the Partnerships desire that the Partnerships merge with and into the Company, pursuant to Delaware law, with the Company being the surviving entity (the "Merger"), as part of the merger by consolidation of the Partnerships, and the Company (the "Consolidation") as set forth in the Registration Statement of the Company on Form S-4, No. 333-24743, including all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), of which the Prospectus/Consent Solicitation Statement of the Company (the "Prospectus/Consent Solicitation Statement") is a part; and

       WHEREAS, Section 263 of the General Corporation Law of the State of Delaware, 8 Del.C. #101, et seq. (the "DGCL") and Section 15678.7 of the California Revised Limited Partnership Act (the "Partnership Act") authorize the merger of a Delaware corporation and California limited partnerships; and

       WHEREAS, the Company's Certificate of Incorporation and Bylaws permit, and resolutions adopted by the Company's Board of Directors authorize, this Agreement and the consummation of the Merger.

       NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement covenant and agree as follows:

                                   ARTICLE I

                                   THE MERGER

       1.01. The Merger; Surviving Corporation. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.02 below), the Partnerships shall each be merged with and into the Company, pursuant to Section 15678.7 of the Partnership Act and Section 263 of the DGCL, and the separate existence of each of the Partnerships shall cease. The Company shall be the surviving entity (the "Surviving Corporation") and shall continue to be governed by the DGCL.

       1.02. Effective Time. In accordance with Section 15678.7 of the Partnership Act and Sections 263, 251 and 103 of the DGCL, the Merger shall become effective (the "Effective Time") upon the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, or at such later time, not later than five business days thereafter, as may be specified in the Certificate of Merger. All other filings or recordings required by Delaware law in connection with the Merger shall also be made.

       1.03 Effect of the Merger. The Merger shall have the effects set forth in Section 15678.6 of the Partnership Act and Section 263 of the DGCL.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

       2.01   Name.  The name of the Surviving Corporation shall be AeroCentury
Corp.

       2.02. Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Certificate of the Incorporation and Bylaws of the Surviving Corporation unless and until amended in accordance with their terms and applicable law.

       2.03. Officers and Directors. The officers of the Company immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of the Company immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

                                   ARTICLE III

                       CONVERSION OF PARTNERSHIP INTERESTS

3.01   Conversion of Limited Partner Interests.

       At the Effective Time, each limited partner interest ("Unit") in each of the Partnerships shall be converted into the number of shares of Company's Common Stock, $.001 par value per share (the "Common Stock"), as follows:

                                                              (Conversion Rate)
                                                             Number of Shares of
                                                                Common Stock
            Partnership                                          Per Unit
    ---------------------------                              -------------------
           JetFleet I                                              .455931

           JetFleet II                                            1.819989



       To determine the the number of shares of Common Stock to be issued as a result of the conversion of Units to a limited partner of the Partnerships ("Existing Investor"), the applicable Conversion Rate as defined on Appendix A shall be multiplied by the number of Units held by the Existing Investor rounding to the nearest whole shares. No fractional shares of Common Stock will be issued. The Conversion Rate shall be calculated as set forth in
Schedule 3.0 hereto.

       3.02 General Partner Interests. In connection with the Consolidation, the General Partners shall receive shares of Common Stock, in consideration of its general partner interests in the Partnerships as set forth on Schedule 3.04 and their general partner interests in the Partnerships shall be deemed canceled.


       3.03.  Issuance of Shares.

       (i) The Company shall designate an exchange agent (the "Exchange Agent") to act as such in connection with the issuance of certificates representing Common Stock pursuant to this Agreement.

       (ii) As soon as practicable after the Effective Time, the Company shall cause the Exchange Agent to distribute to each Existing Investor who is not a "dissenting limited partner" under the Partnership Act certificates representing the number of shares of Common Stock to which such Existing Investor is entitled pursuant to Section 3.01(i) of this Agreement.

       3.03 Characterization of Merger. For federal income tax purposes, the conversion of the Units in the Partnerships pursuant to this Article III shall be deemed a distribution in liquidation of each of the Partnerships pursuant to the terms of each respective Partnership Agreement (individually, a "Partnership Agreement" and collectively, the "Partnership Agreements").


                                   ARTICLE IV

                       TRANSFER AND CONVEYANCE OF ASSETS
                         AND ASSUMPTION OF LIABILITIES

       4.01. Transfer, Conveyance and Assumption. At the Effective Time, the Company shall continue in existence as the Surviving Corporation, and without further action on the part of the Partnerships or the Company, transfer, succeed to and possess all the rights, privileges and powers of the Partnerships, and all the assets and property of whatever kind and character of the Partnerships shall vest in the Company without further act or deed; thereafter, the Company, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of the Partnerships, and any claim or judgement against the Partnerships may be enforced against the Company, as the Surviving Corporation, in accordance with Section 15678.6 of the Partnership Act and Sections 263, 259 and 103 of the DGCL.

       4.02. Further Assurances. If at any time the Company shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of the Partnerships, or otherwise to carry out the provisions hereof, the General Partners of the Partnerships as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in the Surviving Corporation and otherwise to carry out the provisions hereof.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS

       The Partnerships each severally represent and warrant the Company and to each other (with respect only to the Partnership making the representation and warranty) as follows:

       5.01. Validity of Actions. Each Partnership (i) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of California, (ii) has the authority to conduct its business as currently conducted and to own and operate the properties which it now owns and operates, (iii) is qualified to do business in all jurisdictions in which such qualification is necessary, and (iv) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of the Partnership, and has received all necessary authorization and is a legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Partnership Agreement nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which any of the Partnerships are a party or by which they or their assets may be bound, or cause a breach of any applicable federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

       5.02. Partnerships' Financial Statements. The financial statements and schedules of the Partnerships, together with related notes (the "Financial Statements"), set forth in the Registration Statement of the Company, fairly present, on the basis stated in the Registration Statement, the financial position of the Partnerships at the date or for the periods specified in the Registration Statement. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), except to the extent stated therein.

       5.03. No Misstatements. The representations of the Partnerships contained in this Agreement and the information supplied by the Partnerships for inclusion in the Registration Statement and the Prospectus/Consent Solicitation Statement do not contain any untrue statements of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

       5.04. No Material Adverse Change. Since the respective dates as to which information is given in the Registration Statement and the Prospectus/Consent Solicitation Statement with respect to the Partnerships, and except as described in the Registration Statement or the Prospectus/Consent Solicitation Statement, there have been no changes in the business, operations, properties, assets or the prospects or condition, financial or otherwise, of the Partnerships which would, in the aggregate, have a material adverse effect on the business, properties, prospects, profitability, assets or financial condition of the Partnerships.

       5.05. Title to Assets. Each Partnership has good and marketable title to the assets reflected in the most recent balance sheet (the "Balance Sheet") included in the Financial Statements with respect to such Partnership, and will hold good and marketable title to such assets, and any assets acquired by the Partnership prior to the Effective Time, as of the Effective Time, except for assets disposed of in the ordinary course of business. Such assets, together with the related goodwill and rights of each Partnership as a going concern, tangible and intangible, are collectively referred to as the "Assets." Except as otherwise disclosed in the Balance Sheet or related notes accompanying it, all of the Assets are owned free and clear of any and all adverse claims, security interests, charges or other encumbrances or restrictions of every nature, except liens for current taxes not yet due and payable or landlords' liens as provided for in the relevant leases or by applicable law.

       5.06 Liabilities of the Partnerships. The Partnerships have no material liabilities, contingent or otherwise, without limitation for state or federal income, withholding or other taxes, except to the extent reflected, reserved against, or provided for in the Balance Sheet, and except for any material liabilities disclosed in the Prospectus/Consent Solicitation Statement or any other obligations incurred after June 30, 1997 in the ordinary course of business which subsequently incurred obligations are of an amount and nature as to be capable of being discharged from the operations of the Partnerships without requiring additional equity or borrowing.

       5.09 Taxes. Each Partnership has filed timely all federal, state and local tax returns which it is required to file, has provided to its Existing Investors all required Form K-1's and such other tax forms as may be required by federal, state or local authorities, and has no outstanding liability for any federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which have been provided for in accordance with GAAP and are disclosed in the Financial Statements.

       5.10. Actions Pending. Except as disclosed in the Prospectus/Consent Solicitation Statement: (i) there are no actions, suits, proceedings or claims pending or threatened against the Partnerships or the general partner of the Partnerships which, if determined adversely to such Partnerships, could (A) have a material adverse effect on the Partnerships, the Assets or the business of the Partnerships when taken as a whole, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement; (ii) no Partnership, to the best of its knowledge, is the subject of any pending or threatened investigation relating to any aspect of such Partnership's operations by any federal, state or local governmental agency or authority; and
(iii) each Partnership, to the best of its knowledge, is not and has not been the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other federal, state or local authority.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to the Partnerships as follows:

       6.01. Validity of Actions. The Company (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the authority to conduct its business as currently conducted, (iii) is qualified to do business in all jurisdictions in which such qualification is necessary, and (iv) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of the Company, has received all necessary authorization and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Certificate of Incorporation or Bylaws of the Company nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which the Company is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

       6.02. Capital Stock of the Company. The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, and 2,000,000 of Preferred Stock, of which 150,000 shares of common stock are issued and outstanding as of the date of this Agreement. The shares of Common Stock of the Company to be delivered to the General Partners and the Existing Investors pursuant to this Agreement have been duly and validly authorized, and when issued and delivered, will be fully paid and nonassessable.


       6.03. Misstatements. The representations of the Company contained in this Agreement and the information regarding the Company contained in the Registration Statement and the Prospectus/Consent Solicitation Statement do not contain any untrue statements of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                                  ARTICLE VII

                            COVENANTS OF THE PARTIES

       7.01. Prohibited Acts. Pending consummation of the Merger or prior to termination of this Agreement, the Partnerships agree that, without prior written consent of the Company, given in a letter which specifically refers to this Section of the Agreement, the Partnerships shall not:

                     (i) perform any act or omit to take any action that would make any of their representations made above or any information pertaining to them in the Registration Statement or the Prospectus/Consent Solicitation Statement inaccurate or materially misleading as of the Effective Time;

                     (ii) enter into any commitment, contract or other transaction in any way affecting any of the Partnership's business, except to carry out its business in the ordinary course, and as contemplated by this Agreement or in the Prospectus/Consent Solicitation Statement;

                     (iii) make any loans or advances to, or investments in, any other corporation, partnership or other legal entity or to any other persons except in the ordinary course of business;

                     (iv) borrow money for any purpose or agree to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any other person other than in the ordinary course of business; or

                     (v) mortgage, pledge, encumber, sell, lease or transfer any of the Assets other than in the ordinary course of business.

       7.02. Notice. Pending the consummation of the Merger or prior to termination of this Agreement, each party agrees that it will promptly advise the other of the occurrence of any condition or event which would make any of its representations, contained in this Agreement or the Prospectus/Consent Solicitation Statement inaccurate, incorrect, or materially misleading.

       7.03. Additional Documents. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

       The obligation of the Company, on the one hand, and each of the Partnerships on the other hand, to consummate the Merger shall be subject to compliance with or satisfaction of the following conditions:

       8.01. Bring Down. The representations and warranties set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if then made (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date), as evidenced by a certificate made by the General Partner of each Partnership and the President of the Company, as of the Effective Time.

       8.02. Compliance. The Company and each Partnership shall have complied with all of the covenants and agreements in this Agreement on its part to be complied with as of or prior to the Effective Time.

       8.03. Partnership Approvals. The affirmative vote approving the Consolidation of Existing Investors holding more than 50% of the outstanding Units shall have been obtained; provided however, that at the Company's sole discretion, the Consolidation may occur between JetFleet II and the Company if only the required approval of JetFleet II Existing Investors is obtained.

       8.04. Stock Exchange Listing. At or before the Effective Time, the Common Stock to be issued in the Merger shall be approved for listing on the American Stock Exchange, subject to official notice of issuance.

       8.05. Consents Obtained. All necessary consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all filings required to be made by any party to the Merger for the authorization, execution and delivery of this Agreement, and the consummation of the transactions contemplated thereby on or before (and remain in effect at) the Effective Time shall have been obtained or made.

       8.06. No Material Adverse Change. Since the respective dates as to which information is given in the Registration Statement and the Prospectus/Consent Solicitation Statement, there shall not have occurred or been threatened any material adverse changes in the overall business or prospects of the Partnerships, or in the tax or other regulatory provisions applicable to the Partnerships or the Company, and the Company shall not have become aware of any facts that, in the sole judgment of the Company and the General Partner, have or may have a material effect, whether adverse or otherwise, on the Partnerships, taken as a whole, the Consolidation, or the value to the Company of the properties of the Partnerships, taken as a whole.

       8.07. Opinions and Letters. The Company shall have received, on or prior to the Effective Time, the following opinions and letters, which shall not have been withdrawn as of the Effective Time:

              (i) the opinion of counsel regarding the legality of the issuance of the Shares;

              (ii) the opinion of counsel regarding the status of the company's Common Stock under ERISA laws.


       8.08. No Statute, Rule or Regulation Effecting. At the Effective Time, there shall be no statute, rule or regulation enacted or issued by the United States or any State, or by a court, which prohibits or challenges the consummation of the Consolidation.

       8.09. No Declarations. At the Effective Time, there shall be no declaration of suspension of trading in, or limitation on prices for, securities generally on the New York Stock Exchange, declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war, armed hostility, or other international or national calamity directly or indirectly involving the United States, which war, hostility or calamity, in the sole judgment of the Company, would have a material adverse effect on the business objectives of the Company, or, in the case of any of the foregoing existing on the date of the Prospectus/Consent Solicitation Statement, any material acceleration or worsening thereof.

       8.10. Effectiveness of Registration Statement. At or prior to the Effective Time, the Registration Statement shall have been declared effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no proceedings for such purpose shall have been initiated, and all necessary approvals under state securities or blue sky laws shall have been received.

       8.11. Dissenters' Rights. No more than 10 % of the Units held by limited partners of either Partnership shall be "dissenting interests" as defined under Section 15679.2 of the Partnership Act.

       8.12. Prospectus/Consent Solicitation Statement. All other conditions to the Merger set forth in the Prospectus/Consent Solicitation Statement shall have been satisfied.

                                   ARTICLE IX

                                OTHER AGREEMENTS

       9.01. Waiver by General Partners. Immediately prior to the Effective Time, the General Partners of the Partnerships shall waive all rights to (i) any fees not accrued to the Effective Time, and (ii) any proceeds from the sale or liquidation of any property of a Partnership to which the General Partners would have been entitled pursuant to the Partnership Agreement of such Partnership.

       9.02.  Indemnification.

                     (i) To the fullest extent permitted by law, the Partnerships, jointly and severally, agree to defend, indemnify and hold harmless the Company and its directors, officers, employees and agents from and against any losses, claims, damages or liabilities (including, without limitation, attorneys' fees and disbursements) to which the Company may become subject under the Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereof arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus/Consent Solicitation Statement, or any amendment or supplement to such documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or to the extent that such losses, claims, damages or liabilities (including, without limitation, attorneys' fees and disbursements) result from a breach by the Partnerships of the representations and warranties of the Company contained in Article V of this Agreement. For the purposes of this subsection (i), the word "Company" shall be deemed to include the Company and its officers, directors, employees and agents of the Company.

                     (ii) To the fullest extent permitted by law, the Company, agrees to defend, indemnify and hold harmless each of the Partnerships from and against any losses, claims, damages or liabilities (including, without limitation, attorneys' fees and disbursements) to which the Partnership may become subject under the Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereof arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus/Consent Solicitation Statement, or any amendment or supplement to such documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or to the extent that such losses, claims, damages or liabilities (including, without limitation, attorneys' fees and disbursements) result from a breach by the Company of the representations and warranties of the Company
              contained in Article VI of this Agreement.   For the purposes of
              this subsection (i), the word "Partnership" shall be deemed to include the Partnership, its general partners and their respective officers, directors, employees and agents.

                     (iii) A party entitled to indemnification hereunder (an "Indemnified Party") shall give (or cause to be given) to the indemnifying party (the "Indemnifying Party") notice of claim or matter for which indemnity is (or will be) sought under this
              Section 9.02; such notice shall be given promptly after the Indemnified Party receive actual notice or knowledge of the claim or matter that is subject to indemnification. With respect to any claim asserted by a third party against any

              Indemnified Party for which indemnity is sought, the relevant Indemnifying Party shall have the right to employ counsel reasonably acceptable to the relevant Indemnified Party to defend against such assertion, and such Indemnifying Party shall have the right to compromise or otherwise settle any such action or claim only with the prior written consent of the relevant Indemnified Party, which shall not be unreasonably withheld.

                     (iv) This Section 9.02 shall survive the Merger for a period of three (3) years from the Effective Time.


                                   ARTICLE X

                         TERMINATION; AMENDMENT; WAIVER

       10.01. Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (i) by mutual consent of the Board of Directors of the Company and the General Partner of the Partnerships, (ii) by action of the Board of Directors of the Company in the event of a failure of a condition to the obligations of the Company set forth in Article VIII of this Agreement, (iii) by action of the General Partners of the Partnerships in the event of a failure of a condition to the obligations of the Partnerships set forth in Article VIII of this Agreement, or (iv) by action of the Board of Directors of the Company or of the General Partners of the Partnerships in the event that the Merger is not consummated prior to June 30, 1998 or such later date as the parties shall mutually agree in writing.

       10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, subject to the provisions of Section 9.02, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

       10.03. Amendment. The parties hereto may, by written agreement, amend this Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, such amendment to be approved by the General Partner of each of the Partnerships agreeing to such amendment with the Company; provided that, after the approval of the Merger by the Existing Investors holding a majority of the Units of each Partnership or the shareholders of the Company, no amendment shall be made which alters or changes (i) the amount or kind of consideration which the Existing Investors of each Partnership are entitled to receive upon conversion of the Units of each Partnership, (ii) the Certificate of Incorporation of the Company, or (iii) the terms and conditions of this Agreement if such alteration or change would have an adverse effect on the Existing Investors of each Partnership or the shareholders of the Company; provided further, that after the execution of this Agreement the parties hereto may amend this Agreement without the necessity of approval of the Existing Investors to make it internally consistent or consistent with the terms set forth in the Prospectus/Consent Solicitation Statement.


       10.04. Waiver. At any time prior to the Effective Time, any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.

                                   ARTICLE XI

                                 MISCELLANEOUS

       11.01. Expenses. If the Merger becomes effective, and all of the Partnerships participate, all of the expenses incurred in connection with the Merger shall be paid as specified in the Prospectus/Consent Solicitation Statement.

       11.02. Notices. All notices or other communications required or permitted under the terms of this Agreement by any party shall be made in writing and shall be delivered by first class mail or by personal delivery, postage or fees prepaid, to the other parties at the addresses listed below, or to such other address as any of the parties hereto may designate by notice to the others.

AEROCENTURY CORP.
1440 Chapin Avenue, Ste. 310
Burlingame, California 94010

JETFLEET AIRCRAFT, L.P.
1440 Chapin Avenue, Ste. 310
Burlingame, California 94010

JETFLEET AIRCRAFT II, L.P.
1440 Chapin Avenue, Ste. 310
Burlingame, California 94010

       11.03. Non-Assignability. This Agreement shall not be assignable by any of the parties to this Agreement.

       11.04. Entire Agreement. This Agreement contains the parties' entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

       11.05. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

       11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

       11.07. Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

       11.08. Gender; Number. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

       11.09. Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

       11.10. Authorization. The General Partner (a) shall be authorized, at such time in its full discretion as they deem appropriate, to execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnerships and, to the extent necessary, the General Partners and the Existing Investors, any and all documents and instruments, and (b) shall do and perform any and all acts required by applicable law or which the General Partner deems necessary or advisable to effectuate the Merger.

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.



                                           AEROCENTURY CORP.

                                           By: /s/ Neal D. Crispin
                                              --------------------------------
                                                   Neal D. Crispin, President


                                           JETFLEET AIRCRAFT, L. P.

                                           By:    CMA Capital Group, Inc.
                                           Its:   General Partner

                                                  By:  /s/ Neal D. Crispin
                                                     -------------------------

                                                  Its:  President
                                                      ------------------------


                                           JETFLEET AIRCRAFT II, L. P.

                                           By:    CMA Capital Group, Inc.
                                           Its:   General Partner


                                                  By:  /s/ Neal D. Crispin
                                                     -------------------------

                                                  Its:  President
                                                      ------------------------

                                  SCHEDULE 3.0


Method of Calculation of Conversion Ratio

EXCHANGE VALUE

        The Exchange Value for each Partnership is an amount equal to the sum of (i) the appraised market value of its assets as of February 4, 1997, (ii) the present value of rental income owed to the Partnership on a full payout finance lease for a DC-9 aircraft owned jointly by JetFleet I and JetFleet II and a second DC-9 owned 100% by JetFleet II (discounted at an annual interest rate of 10%) and (iii) projected cash and other assets as of November 1, 1997, less (x) projected total liabilities of each Partnership as of that date. The method of calculation is shown below. The General Partner reserves the right in its sole discretion, to make adjustments to the Exchange Value of a Partnership, when necessary to take into account the payment of cash to dissenting Investors of a Partnership.


                                Market Value    Discounted Other                      Total           Exchange        No. of
                                of Assets(1)      DC-9 Rent(2)     Assets(3)      Liabilities(4)       Value        Shares(5)
                                ------------    ---------------    ---------      --------------     --------       ---------
JetFleet I                      $ 1,762,554     $ 29,876           $  222,157     $  651,080         $ 1,363,507       136,351
JetFleet II                     $13,927,446     $291,120           $1,062,362     $1,994,932         $13,285,996     1,328,600

---------------
(1) Based upon the market value of the assets as set forth in the Appraisal of Aircraft Information Services, dated February 4, 1997, for each Partnership, attached as Appendix B.

(2) JetFleet I and JetFleet II hold 50% and 50% interests, respectively, in a DC-9 aircraft, and JetFleet II holds a 100% interest in a second DC-9 aircraft, each on a full-payout finance lease to AeroCalifornia. The amount shown in this column represents the Partnership's portion of the present value of the rent payable to the Partnership, discounted at an annual rate of 10%. The 10% discount rate reflects the Company's assessment of the cost of funds which would be available to the Partnership for borrowing.

(3) Consists mainly of projected cash holdings and miscellaneous receivables.

(4) Consists primarily of deferred tax liabilities, accounts payable, accrued maintenance costs and security deposits and prepaid rents.

(5) Exchange Value divided by $10.


Allocation between General and Limited Partners of the Partnerships


        The following table shows how the allocation of each Partnerships' shares between the Corporate General Partner and the Investors was calculated. The Corporate General Partner's allocation is based upon the percentage of interest of the Corporate General Partner in the Partnership as set forth in the respective Partnership Agreements of the Partnerships.



                              Total Shares                Corporate                 No. of Shares            No. of Shares
                              Allocated to             General Partners'          Issued to Corporate          Issued to
Partnership                  Partnership(1)         Partnership Interest(2)         General Partner         Limited Partners
-----------                  --------------         -----------------------       -------------------       ----------------
JetFleet I                        136,351                    1.0%                          1,364                  134,987
JetFleet II                     1,328,600                    5.0%(3)                      66,429                1,262,171


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(1) The number of Shares to be issued to each Participating Partnership upon consummation of the Consolidation will equal the Exchange Value of the Participating Partnership (second to last column of the previous table entitled "Exchange Value and Allocation of Shares") divided by $10, an arbitrary amount chosen for the sole purpose of allocating Shares and which is not intended to imply that the Shares will trade at a price of $10 per Share.

(2) Represents the percentage interest of the Corporate General Partner in the Partnership's distributions, according to the applicable Partnership Agreement.

(3) In addition to its 5% interest in any distributions made by JetFleet II, the Corporate General Partner of JetFleet II is also entitled to a subordinated disposition fee equal to one-half of the industry standard commission ordinarily paid in such transactions, up to a maximum of 3% of the gross sales price of any assets disposed by JetFleet II. The Corporate General Partner will waive this fee in connection with the Consolidation.

Assuming 100% Partnership Participation, once the Consolidation is consummated the Corporate General Partner will hold 67,793 Shares or 4.2% of the total outstanding Shares and the Investors, as a group, will hold 1,397,158 shares or 86.5% of the total outstanding Shares of the Company. The Individual General Partners will not receive any Shares in the Consolidation.